UNITED STATES

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SCHEDULE 14A

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Starbucks Corporation
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Starbucks Corporation Issues Statement in Response to SOC Nomination

No Shareholder Action Required at this Time

SEATTLE – Starbucks Corporation (Nasdaq: SBUX) confirmed that it has received a notice of nomination by Strategic Organizing Center (SOC) Investment Group of three director candidates for election to the Starbucks Board of Directors at its 2024 Annual Meeting of Shareholders.

The Company issued the following statement:

The Starbucks Board and executive leadership team regularly engage with all stakeholders, and we are committed to constructive dialogue that furthers our collective goal of creating long-term value for all stakeholders.

Since its founding, Starbucks has been committed to a process of continuous improvement and transformation at all levels and has consistently sought to create opportunities for its partners.  That continues today through our ongoing dialogue with our partners, as well as all of our stakeholders. As the world has emerged from the COVID-19 pandemic, the Board and leadership team have evolved to meet the needs of a new era. A year ago, the Board brought in Laxman Narasimhan as the ceo of Starbucks through a unique six-month immersion leading up to a refounding of the company. Earlier this month, Narasimhan launched a new mission that puts our partners at the center of our purpose.

Today, Starbucks has a diverse, engaged, and independent Board with a balanced mix of experience, skills, and perspectives. Starbucks Board is made up of eight highly qualified directors, four of whom are new in the past year and seven of whom are independent. These individuals bring extensive experience across areas critical to Starbucks business including human capital management, international operations and distribution, corporate social responsibility, and capital allocation.

In our Board meeting last week, the Board decided to create a new Environment, Partner and Community Impact committee, formally announced yesterday to be led by Beth Ford, CEO of Land O’Lakes.  This committee is a continued evolution of the overall governance approach to the company.

Over the past three years, we have deepened our commitment to this approach and invested nearly $9 billion to uplift the overall partner and store experience, with more than one third of that investment going directly to the partners through wage increases, training, new innovative equipment and technology. This represents the reinvestment of an average of nearly 20% of Starbucks fiscal year profits back into the partner experience with that level of investment expected to continue in fiscal year 2024. These investments have led to a more consistent partner experience in company-operated stores across the U.S. Coupled with higher wages and the expansion of hours, these investments have not only resulted in lower turnover – which is now below pre-pandemic levels – but we have also increased hourly total cash compensation by nearly 50% since fiscal year 2020.

The Board’s Nominating and Corporate Governance Committee will review SOC Investment Group’s proposed director nominee[s] in accordance with its normal process, and the Board will present its formal recommendation regarding director nominees in the Company’s proxy statement and other materials to be filed with the Securities and Exchange Commission. Starbucks shareholders are not required to take any action at this time.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 38,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at https://stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and the future results of Starbucks Corporation (together with its subsidiaries) that are based on our current expectations, estimates, forecasts and projections about our business, our results of operations, the industry in which we operate, our economic and market outlook, and the beliefs and assumptions of our management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC, as well as:

•	our ability to preserve, grow and leverage our brands;
•	the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•	our anticipated operating expenses, including our anticipated total capital expenditures;

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•	the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments and plans, including our Reinvention Plan;
•	the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•	the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•	higher costs, lower quality, or unavailability of coffee, dairy, energy, water, raw materials, or product ingredients;
•	the impact of significant increases in logistics costs;
•	a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions, or dynamics specific to our relationships with such parties;
•	unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•	inherent risks of operating a global business including geopolitical instability;
•	failure to attract or retain key executive or partner talent or successfully transition executives;
•	the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•	negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, or prospects;
•	potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with personal data protection laws;
•	our environmental, social and governance (“ESG”) efforts and any reaction related thereto such as the rise in opposition to ESG and inclusion and diversity efforts;
•	risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs or impairment in recorded value;
•	the impact of foreign currency translation, particularly a stronger U.S. dollar;
•	the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•	the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates and the Inflation Reduction Act of 2022;
•	the impact of health epidemics, pandemics or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•	failure to comply with anti-corruption laws, trade sanctions and restrictions or similar laws or regulations; and
•	the impact of significant legal disputes and proceedings, or government investigations.

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In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Stockholder Information

Starbucks Corporation (the “Company”) intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees (as set forth below) may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2024 Annual Meeting. “Participant” is defined to include: (i) any director and any director nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of their respective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding, or voting of our Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker, or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

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As of November 21, 2023, each of the “participants” set forth below beneficially owned less than 1% of Company common stock. Information regarding the ownership of the Company’s directors and executive officers in the shares of Company common stock is also included in their SEC filings on Forms 3, 4, and 5, which can be found at the SEC’s website at www.sec.gov. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation Discussion and Analysis” and “Fiscal 2022 Compensation Program for Non-Employee Directors”, respectively, of the Company’s proxy statement on Schedule 14A filed on January 27, 2023, available here and the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2023, and available here. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the section entitled “Beneficial Ownership of Common Stock” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

Directors and Director Nominees*	Certain Officers and Other Employees*

Mellody Hobson (Independent Starbucks Board of Directors chair)	Laxman Narasimhan (chief executive officer)

Richard E. Allison Jr.	Michael Conway (group president, International and Channel Development)

Andrew Campion	Sara Kelly (executive vice president, chief partner officer)

Beth E. Ford	Brad Lerman (executive vice president, general counsel)

Jørgen Vig Knudstorp	Rachel Ruggeri (executive vice president, chief financial officer)

Satya Nadella

Laxman Narasimhan

Wei Zhang

*The business address is 2401 Utah Avenue South, Seattle, Washington 98134.

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